Exhibit 99.1

Invitae appoints technology and medtech veteran Roxi Wen as chief financial officer

SAN FRANCISCO, June 11, 2021 — Invitae (NYSE: NVTA), a leading medical genetics company, today announced the appointment of Roxi Wen as its chief financial officer, effective June 21, 2021. Wen brings decades of success as a senior financial executive where she scaled global technology and medical technology companies.

“We’re delighted Roxi will be joining our team. Her track record of driving growth, financial management and execution of unique business models in the U.S. and international markets across technology and life science settings is well suited to our goals,” said Sean George, Ph.D., co-founder and chief executive officer of Invitae. “In addition to her expertise, Roxi shares our team’s passion to deliver genetic information improving healthcare for patients worldwide.”

Wen comes to Invitae from Mozilla Corporation, where she served as CFO for the past two years, leading a transformation covering all aspects of the business, driving capital allocation, building analytics capability, restoring profitability and leading revenue diversification. In that role, she oversaw finance and accounting, M&A, business development, data and analytics, IT and engineering operations, workplace resources, and sustainability. Prior to Mozilla, Wen served in CFO roles at Elo Touch Solutions, a global innovator and leader in touch screen systems, and General Electric Critical Power following experience driving capital market and business finance efforts at Medtronic, a leading medical technology company. Roxi is a CFA charterholder and has a MBA from the University of Minnesota.

As previously announced, Shelly D. Guyer, Invitae’s current chief financial officer, will now focus full-time on the company’s Environment, Social and Governance (ESG) efforts, which were detailed in the publication of Invitae’s first-ever ESG Annual Report in March 2021.

“Shelly has been instrumental in Invitae’s growth as she led us through a tenfold increase in revenue, from a company valuation of $400 million to over $6 billion, while raising over $3 billion of capital in the process to fuel our ability to achieve our most important marker of success: growing from helping tens of thousands of patients to over 2 million as of a few weeks ago,” said Dr. George. “With Roxi’s arrival, Shelly will now shift to focus exclusively on leading our ESG efforts, a central priority for Invitae, our team, our customers and our investors. She has long been interested in amplifying our ESG efforts, and I’m pleased this important effort is in her capable hands.”

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company’s website at invitae.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the appointment of Roxi Wen as the company’s new chief financial officer and Shelly Guyer’s focus on leading the company’s ESG efforts. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s history of losses; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Source: Invitae Corporation

Contact for Invitae:

Laura D’Angelo

ir@invitae.com

(628) 213-3369

###